Exhibit 99.9

                                  MASTER POWER
                                PURCHASE & SALE
                                   AGREEMENT

                   MASTER POWER PURCHASE AND SALES AGREEMENT

                               TABLE OF CONTENTS

COVER SHEET ...............................................................    1

GENERAL TERMS AND CONDITIONS ..............................................    6

ARTICLE ONE: GENERAL DEFINITIONS ..........................................    6

ARTICLE TWO: TRANSACTION TERMS AND CONDITIONS .............................   11
         2.1 Transactions .................................................   11
         2.2 Governing Terms ..............................................   11
         2.3 Confirmation .................................................   12
         2.4 Additional Confirmation Terms ................................   12
         2.5 Recording ....................................................   12

ARTICLE THREE: OBLIGATIONS AND DELIVERIES .................................   13
         3.1 Seller's and Buyer's Obligations .............................   13
         3.2 Transmission and Scheduling ..................................   13
         3.3 Force Majeure ................................................   13

ARTICLE FOUR: REMEDIES FOR FAILURE TO DELIVER/RECEIVE .....................   13
         4.1 Seller Failure ...............................................   13
         4.2 Buyer Failure ................................................   14

ARTICLE FIVE: EVENTS OF DEFAULT; REMEDIES .................................   14
         5.1 Events of Default ............................................   14
         5.2 Declaration of an Early Termination Date and Calculation
             of Settlement Amounts ........................................   15
         5.3 Net Out of Settlement Amounts ................................   16
         5.4 Notice of Payment of Termination Payment .....................   16
         5.5 Disputes With Respect to Termination Payment .................   16
         5.6 Closeout Setoffs .............................................   16
         5.7 Suspension of Performance ....................................   17

ARTICLE SIX: PAYMENT AND NETTING ..........................................   17
         6.1 Billing Period ...............................................   17
         6.2 Timeliness of Payment ........................................   17
         6.3 Disputes and Adjustments of Invoices .........................   17
         6.4 Netting of Payments ..........................................   18
         6.5 Payment Obligation Absent Netting ............................   18
         6.6 Security .....................................................   18
         6.7 Payment for Options ..........................................   18
         6.8 Transaction Netting ..........................................   18


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                         Version 2.1 (modified 4/25/00)
             (C)COPYRIGHT 2000 by the Edison Electric Institute and
                      National Energy Marketers Association

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ARTICLE SEVEN: LIMITATIONS .................................................  19
         7.1   Limitation of Remedies, Liability and Damages ...............  19

ARTICLE EIGHT: CREDIT AND COLLATERAL REQUIREMENTS ..........................  20
         8.1   Party A Credit Protection ...................................  20
         8.2   Party B Credit Protection ...................................  21
         8.3   Grant of Security Interest/Remedies .........................  23

ARTICLE NINE: GOVERNMENTAL CHARGES .........................................  24
         9.1   Cooperation .................................................  24
         9.2   Governmental Charges ........................................  24

ARTICLE TEN: MISCELLANEOUS .................................................  24
         10.1  Term of Master Agreement ....................................  24
         10.2  Representations and Warranties ..............................  24
         10.3  Title and Risk of Loss ......................................  26
         10.4  Indemnity ...................................................  26
         10.5  Assignment ..................................................  26
         10.6  Governing Law ...............................................  26
         10.7  Notices .....................................................  27
         10.8  General .....................................................  27
         10.9  Audit .......................................................  27
         10.10 Forward Contract ............................................  28
         10.11 Confidentiality .............................................  28

SCHEDULE M: GOVERNMENTAL ENTITY OR PUBLIC POWER SYSTEMS ....................  29

SCHEDULE P: PRODUCTS AND RELATED DEFINITIONS ...............................  33

EXHIBIT A: CONFIRMATION LETTER .............................................  40


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                         Version 2.1 (modified 4/25/00)
             (C)COPYRIGHT 2000 by the Edison Electric Institute and
                      National Energy Marketers Association

                    MASTER POWER PURCHASE AND SALE AGREEMENT

                                   COVER SHEET

This MASTER POWER PURCHASE AND SALE AGREEMENT (Version 2.1; modified 4/25/00) ("MASTER AGREEMENT") is made as of the following date: May 4, 2001 ("Effective Date"). The MASTER AGREEMENT, together with the exhibits, schedules and any written supplements hereto, the Party A Tariff, if any, the Party B Tariff, if any, any designated collateral, credit support or margin agreement or similar arrangement between the Parties and all Transactions (including any confirmations accepted in accordance with Section 2.3 hereto) shall be referred to as the "Agreement." The Parties to this MASTER AGREEMENT are the following:

NAME: Enron Power Marketing, Inc. ("Party A")                          NAME: The New Power Company ("Party B")

ALL NOTICES: P.O. Box 4428                                             ALL NOTICES:
             Houston, Texas 77210-4428

Street: 1400 Smith Street                                              Street: 600 Jefferson, Suite 601

City: Houston                Zip: 77002                                City: Houston, TX     Zip: 77002

Attn: Power Contract Administration                                    Attn: Contract Administration
Phone: (713) 853-1771                                                  Phone: 914-697-2468
Facsimile: (713) 646-2443                                              Facsimile: 914-697-2412
Duns: 848921276                                                        Duns: 36-437-1679
Federal Tax ID Number: 76-0413675                                      Federal Tax ID Number: 52-2233755

INVOICES:                                                              INVOICES:
    Enron Power Marketing. Inc.                                            Attn: Donald Burks
    l400 Smith                                                             Phone: 713-453-1905
    Houston, Texas 77002-7361                                              Facsimile: 713-646-3339
    Attn: Power Settlements Manager
    Phone: (713) 853-3163
    Facsimile: (713) 646-4061

SCHEDULING:                                                            SCHEDULING:
    Enron Power Marketing, Inc.                                            Attn: Leonard Tham
    1400 Smith                                                             Phone: 713-853-1905
    Houston, Texas 77002-7361                                              Facsimile: 713-646-3339
    Attn Manager of Scheduling
    Phone: (800) 349-5527 (East) (800) 684-1336 (West)
    Facsimile: (713) 646-8272 (East) (503) 464-3740(West)

PAYMENTS:                                                              PAYMENTS:
    Enron Power Marketing, Inc.                                            Attn: Victor Hernandez
    1400 Smith                                                             Phone: 914-697-5127
    Houston, Texas 77002-7361                                              Facsimile: 914-697-2412
    Attn: Power Settlements Manager
    Phone: (713) 853-3163
    Facsimile: (713) 646-4061

WIRE TRANSFER:                                                         WIRE TRANSFER:
    BNK:  Bank of America                                                  BNK: Chase Manhattan Bank
          for: Enron Power Marketing, Inc.                                 ABA: 021-0000-21
    ABA:  Routing # 111000012                                              ACCT: 323-155030
    ACCT: #375 046 9312
    Confirmation: Enron Power Marketing, Inc.
                     Credit and Collections
                     (713) 853-5667

CREDIT AND COLLECTIONS:                                                CREDIT AND COLLECTIONS:
    Enron Power Marketing, Inc.                                            Attn: John Ranieri
    1400 Smith                                                             Phone: 914-697-2424
    Houston, Texas 77002-7361                                              Facsimile: 914-696-2412
    Attn: Power Settlements Manager
    Phone: (713) 853-3163
    Facsimile: (713) 646-4061


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
WITH ADDITIONAL NOTICES OF AN EVENT OF DEFAULT OR        WITH ADDITIONAL NOTICES OF AN EVENT OF DEFAULT OR POTENTIAL
POTENTIAL EVENT OF DEFAULT TO:                           EVENT OF DEFAULT TO:
    Enron Power Marketing, Inc.                             Attn: Treasury and General Counsel
    1400 Smith Street                                       Phone: 914-697-2424 and x 2468
    Houston, Texas 77002-7361                               Facsimile: 914-697-2412
    Attn: Assistant General Counsel, Trading Group
    Facsimile: (713) 646-4818

The Parties hereby agree that the General Terms and Conditions are incorporated herein, and to the following provisions as provided for in the General Terms and
Conditions:

Party A Tariff   Tariff FERC                  Dated 12/2/93   Docket Number ER94-24-027

Party B Tariff   Tariff First Revised FERC    Dated 9/29/00   Docket Number ER00-3102-001

--------------------------------------------------------------------------------

ARTICLE TWO

Transaction Terms and Conditions    |_| Optional provision in Section 2.4. If not checked, inapplicable

-------------------------------------------------------------------------------------------------------------------------

ARTICLE FOUR

Remedies for Failure to Deliver
or Receive                          |X| Accelerated Payment of Damages. If not checked, inapplicable.

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ARTICLE FIVE                        |X| Cross Default for Party A:

Events of Default; Remedies         |_| Party A:____________           Cross Default Amount $_______

                                     X  Other Entity: Enron Corp.      Cross Default Amount $100,000,000.00

                                    |X| Cross Default for Party B:

                                    |_| Party B:______________         Cross Default Amount $_______

                                    X Other Entity: NewPower           Cross Default Amount $1,000,000.00
                                                     Holdings, Inc.

                                    5.6 Closeout Setoff

                                              X  Option A (Applicable if no other selection is made.)

                                             |X| Option B - Affiliates shall have the meaning set forth in the Agreement unless otherwise specified as follows:__________________________

                                             |_| Option C (No Setoff)

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ARTICLE 8                           8:1 Party A Credit Protection:

Credit and Collateral Requirements           (a) Financial Information:

                                                     |_| Option A
                                                      X  Option B Specify: NewPower Holdings, Inc.
                                                     |_| Option C Specify: _______________________

                                             (b) Credit Assurances:

                                                      X  Not Applicable
                                                     |_| Applicable

                                             (c) Collateral Threshold:

                                                      X  Not Applicable
                                                         Applicable

                                    If applicable, complete the following:

                                    Party B Collateral Threshold: $ 0

                                    Party B Independent Amount: $ 0


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
                                    Party B Rounding Amount: $ 0

                                    (d) Downgrade Event:

                                              X      Not Applicable
                                                     Applicable

                                    If applicable, complete the following:

                                             |_|     It shall be a Downgrade Event for Party B if [Party
                                                     B's][Party B's Guarantor] Credit Rating falls below
                                                     _______ from S&P or ______ from Moody's or if [Party
                                                     B] [Party B's Guarantor] is not rated by either S&P
                                                     or Moody's.

                                                     Other:

                                             Specify:

                                    (e) Guarantor for Party B: NewPower Holdings, Inc. guaranty of March 14, 2001 to incorporate this agreement.

                                                     Guarantee Amount: $20,000,000

                                    8.2 PARTY B CREDIT PROTECTION:

                                             (a) Financial Information:

                                                     |_| Option A
                                                      X  Option B  Specify: Enron Corp
                                                     |_| Option C  Specify: _____________

                                             (b) Credit Assurances:

                                                      X  Not Applicable
                                                     |_| Applicable

                                             (c) Collateral Threshold:

                                                     |_| Not Applicable
                                                      X  Applicable

                                    If applicable, complete the following:

                                    Party A Collateral Threshold: $100,000,000.00; provided,
                                    however, that Party A's Collateral Threshold shall be zero if an Event of Default or Potential Event of Default with respect to Party A has occurred and is continuing.

                                    Party A Independent Amount: $ 0

                                    Party A Rounding Amount: $250,000.00

                                    (d) Downgrade Event:

                                             |_| Not Applicable
                                              X  Applicable

                                    If applicable, complete the following:

                                              X  It shall be a Downgrade Event for Party A if Enron
                                                 Corp.'s Credit Rating falls below BBB- from S&P or
                                                 Baa3 from Moody's or if Enron Corp. is not rated by
                                                 either S&P or Moody's.

                                             |_| Other:
                                                 Specify:____________________________________________________

                                    (e) Guarantor for Party A: Enron Corp. guaranty of March 14, 2001 to incorporate this agreement.

                                                 Guarantee Amount: $105,000,000

-------------------------------------------------------------------------------------------------------------------------

ARTICLE 10

Confidentiality                     X  Confidentiality Applicable      If not checked, inapplicable.


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SCHEDULE M      |_| Party A is a Governmental Entity or Public Power System
                |_| Party B is a Governmental Entity or Public Power System |_| Add Section 3.6. If not checked, inapplicable
                |_| Add Section 8.6. If not checked, inapplicable

OTHER CHANGES   Specify, if any: Yes, the following changes shall be applicable:

PART 1. GENERAL TERMS AND CONDITIONS.

(a) DEFINITIONS. The following definitions are amended as set forth below:

      (1) Section 1.51 is amended to (i) add the phrase "for delivery" immediately before the phrase "at the Delivery Point" in the second line and (ii) delete the phrase "at Buyer's option" from the fifth line and replace it with the following: "absent a purchase".

      (2) Section 1.53 is amended to (i) delete the phrase "at the Delivery Point" from the second line, (ii) delete the phrase "at Seller's option" from the fifth line and replace it with the following: "absent a sale", and (iii) insert after the phrase "commercially reasonable manner" in the sixth line, the following phrase "; provided, however if the Seller is unable after using commercially reasonable efforts to resell all or a portion of the Product not received by Buyer, the Sales Price with respect to such Product shall be deemed equal to zero (0)".

(b) PRIOR TRANSACTIONS. The following is added as a separate second paragraph of
Section 2.2:

"Party A and Party B confirm the terms of those Transactions referenced on ATTACHMENT A hereto as evidenced by the written confirmations with respect thereto, and agree that such Transactions are, effective as of the Effective Date, governed by this Master Agreement, and are part of the single integrated agreement between the Parties consistent with the first paragraph of this
Section 2.2."

(c) CONFIRMATION. Section 2.3 is hereby amended by deleting the text in its entirety and substituting the following:

Party A may confirm a Transaction by forwarding to Party B by facsimile within three (3) Business Days after the Transaction is entered into a confirmation ("Confirmation") substantially in the form of Exhibit A. If Party B objects to any term(s) of such Confirmation, Party B shall notify Party A in writing of such objections within two (2) Business Days of Party B's receipt thereof, failing which Party B shall be deemed to have accepted the terms as sent. If Party A fails to send a Confirmation within three (3) Business Days after the Transaction is entered into, a Confirmation substantially in the form of Exhibit A, may be forwarded by Party B to Party A. If Party A objects to any term(s) of such Confirmation, Party A shall notify Party B of such objections within two
(2) Business Days of Party A's receipt thereof, failing which Party A shall be deemed to have accepted the terms as sent. If Party A and Party B each send a Confirmation and neither Party objects to the other Party's Confirmation within two (2) Business Days of receipt, Party A's Confirmation shall be deemed to be accepted and shall be the controlling Confirmation, unless (i) Party A's Confirmation was sent more than three (3) Business Days after the Transaction was entered into and (ii) Party B's Confirmation was sent prior to Party A's Confirmation, in which case Party B's Confirmation shall be deemed to be accepted and shall be the controlling Confirmation. Failure by either Party to send or either Party to return an executed Confirmation or any objection by either Party shall not invalidate the Transaction agreed to by the Parties.

(d) EVENTS OF DEFAULT. Section 5.1(h)(ii) is hereby amended to delete the following phrase from the third and fourth line thereof: "and such failure shall not be remedied within three (3) Business Days after written notice".

(e) DECLARATION OF AN EARLY TERMINATION DATE AND CALCULATION OF SETTLEMENT AMOUNT. Section 5.2 is amended to delete the following phrase from the last two lines: "under applicable law on the Early Termination Date, as soon thereafter as is reasonably practicable)".

The following shall be added to the end of Section 5.2: "under applicable law on the Early Termination Date, then each such Transaction (individually, an "Excluded Transaction" and collectively, the "Excluded Transactions") shall be terminated as soon thereafter as reasonably practicable, and upon termination shall be deemed to be a Terminated Transaction and the Termination Payment payable in connection with all such Transactions shall be calculated in accordance with Section 5.3 below). The Gains and Losses for each Terminated Transaction shall be determined by calculating the amount that would be incurred or realized to replace or to provide the economic equivalent of the remaining payments or deliveries in respect of that Terminated Transaction. The Non-Defaulting Party (or its agent) may determine its Gains and Losses by reference to information either available to it internally or supplied by one or more third parties including, without limitation, quotations (either firm or indicative) of relevant rates, prices, yields, yield curves, volatilities, spreads or other relevant market data in the relevant markets. Third parties supplying such information may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors and other sources of market information."

(f) NOTICE OF PAYMENT OF TERMINATION PAYMENT. The following shall be added to the end of Section 5.4:

"Notwithstanding any provision to the contrary contained in this Agreement, the Non-Defaulting Party shall not be required to pay to the Defaulting Party any amount under Article 5 until the Non-Defaulting Party receives confirmation satisfactory to it in its reasonable discretion (which may include an opinion of its counsel) that all other obligations of any kind whatsoever of the Defaulting Party to make any payments to the Non-Defaulting Party or any of its Affiliates under this Agreement or otherwise which are due and


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payable as of the Early Termination Date (including for these purposes amounts payable pursuant to Excluded Transactions) have been fully and finally performed."

(g) TIMELINESS OF PAYMENT. Section 6.2 is amended to delete the first sentence in its entirety and to replace with the following: "Unless otherwise agreed by the Parties in a Transaction, all invoices under this Agreement shall be due and payable in accordance with each Party's invoice instructions on or before five
(5) days after receipt of the invoice or, if such day is not a Business Day, then on the next Business Day."

(h) LIMITATION OF REMEDIES, LIABILITY AND DAMAGES. The fifteenth line of Section
7.1 is amended to delete the phrase "UNLESS EXPRESSLY HEREIN PROVIDED,".

(i) DOWNGRADE EVENT. Section 8.1(d) is amended to add the following phrase after the phrase "or other credit assurance acceptable to Party A within three (3) Business Days of receipt of notice": "or fails to maintain such Performance Assurance or guaranty or other credit assurance for so long as the Downgrade Event is continuing".

(j) DOWNGRADE EVENT. Section 8.2(d) is amended to add the following phrase after the phrase "or other credit assurance acceptable to Party B within three (3) Business Days of receipt of notice": "or fails to maintain such Performance Assurance or guaranty or other credit assurance for so long as the Downgrade Event is continuing".

(k) CONFIDENTIALITY. Section 10.11 is amended to add the phrase "or the completed Cover Sheet to this Master Agreement" immediately before the phrase "to a third party" and to add the phrase "or the Party's Affiliates" immediately after the phrase "(other than the Party's".

(l) ARBITRATION. The following provision is added as Section 10.12:

ARBITRATION. Any claim, counterclaim, demand, cause of action, dispute, and controversy arising out of or relating to this Agreement or the relationship established by this Agreement, any provision hereof the alleged breach thereof, or in any way relating to the subject matter of this Agreement, involving the Parties and/or their respective representatives (for purposes of this Section
10.12 only, collectively the "Claims"), even though some or all of such Claims allegedly are extra-contractual in nature, whether such Claims sound in contract, tort, or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved by binding arbitration. Arbitration shall be conducted in accordance with the rules of arbitration of the Federal Arbitration Act and, to the extent an issue is not addressed by the federal law on arbitration, by the Commercial Arbitration Rules of the American Arbitration Association. The validity, construction, and interpretation of this agreement to arbitrate, and all procedural aspects of the arbitration conducted pursuant hereto shall be decided by the arbitrators. In deciding the substance of the Parties' Claims, the arbitrators shall refer to the governing law. It is agreed that the arbitrators shall have no authority to award treble, exemplary or punitive damages of any type under any circumstances whether or not such damages may be available under state or federal law, or under the Federal Arbitration Act, or under the Commercial Arbitration Rules of the American Arbitration Association, the Parties hereby waiving their right, if any, to recover any such damages. The arbitration proceeding shall be conducted in Houston, Texas. Within thirty (30) days of the notice of initiation of the arbitration procedure, each party shall select one arbitrator. The two (2) arbitrators shall select a third arbitrator. The third arbitrator shall be a person who has over eight years professional experience in electrical energy-related transactions and who has not previously been employed by either Party and does not have a direct or indirect interest in either Party or the subject matter of the arbitration. While the third arbitrator shall be neutral, the two party-appointed arbitrators are not required to be neutral, and it shall not be grounds for removal of either of the two party-appointed arbitrators or for vacating the arbitrators' award that either of such arbitrators has past or present minimal relationships with the Party that appointed such arbitrator. To the fullest extent permitted by law, any arbitration proceeding and the arbitrator's award shall be maintained in confidence by the Parties.

(m) INDEX TRANSACTIONS. The following provision is added as Section 10.13:

      (a) MARKET DISRUPTION. If a Market Disruption Event has occurred and is continuing during the Determination Period, the Floating Price for the affected Trading Day shall be determined pursuant to the index specified in the Transaction for the first Trading Day thereafter on which no Market Disruption Event exists; PROVIDED, HOWEVER, if the Floating Price is not so determined within three (3) Business Days after the first Trading Day on which the Market Disruption Event occurred or existed, then the Parties shall negotiate in good faith to agree on a Floating Price (or a method for determining a Floating Price), and if the Parties have not so agreed on or before the twelfth Business Day following the first Trading Day on which the Market Disruption Event occurred or existed, then the Floating Price shall be determined in good faith by Enron Power Marketing, Inc. ("EPMI"), by taking the average of two or more dealer quotes.

            "DETERMINATION PERIOD" means each calendar month during the term of the relevant Transaction; provided that if the term of the Transaction is less than one calendar month the Determination Period shall be the term of the Transaction.

            "FLOATING PRICE" means the price specified in the Transaction as being based upon a specified index.

            "MARKET DISRUPTION EVENT" means, with respect to an index, any of the following events (the existence of which shall be determined in good faith by the Parties): (a) the failure of the index to announce or publish information necessary for determining the Floating Price;
            (b) the failure of trading to commence or the permanent discontinuation or material suspension of trading in the relevant options contract or commodity on the exchange or market acting as the index; (c) the


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            temporary or permanent discontinuance or unavailability of the index; (d) the temporary or permanent closing of any exchange acting as the index; or (e) a material change in the formula for or the method of determining the Floating Price.

            "TRADING DAY" means a day in respect of which the relevant price source published the relevant price.

      (b) CORRECTIONS TO PUBLISHED PRICES. For purposes of determining the relevant prices for any day, if the price published or announced on a given day and used or to be used to determine a relevant price is subsequently corrected and the correction is published or announced by the person responsible for that publication or announcement, either Party may notify the other Party of (i) that correction and
            (ii) the amount (if any) that is payable as a result of that correction. If a Party gives notice that an amount is so payable, the Party that originally either received or retained such amount will, not later than three (3) Business Days after the effectiveness of that notice, pay, subject to any applicable conditions precedent, to the other Party that amount, together with interest at the Interest Rate for the period from and including the day on which payment originally was (or was not) made to but excluding the day of payment of the refund or payment resulting from that correction.

      (c) CALCULATION OF FLOATING PRICE. For the purposes of the calculation of a Floating Price, all numbers shall be rounded to three (3) decimal places. If the fourth (4th) decimal number is five (5) or greater, then the third (3rd) decimal number shall be increased by one (1), and if the fourth (4th) decimal number is less than five
            (5), then the third (3rd) decimal number shall remain unchanged.

PART 2. SCHEDULE P

The following shall be added at the end of Schedule P:

"If the Parties agree to a service level/product defined by reference to a different agreement (e.g., the ERCOT Agreement, the MAPP Restated Agreement) for a particular Transaction, then, unless the Parties expressly state and agree that all the terms and conditions of such other agreement will apply, such reference to a service level/product shall be as defined by such other agreement, including if applicable, the regional reliability requirements and guidelines as well as the specific excuses for performance, Force Majeure, Uncontrollable Forces, or other such excuses applicable to such other agreement, to the extent inconsistent with the terms of this Agreement, but all other terms and conditions of this Agreement remain applicable."

The following definitions are hereby added to Schedule P:

"CAISO Energy" means with respect to a Transaction, a Product under which the Seller shall sell and the Buyer shall purchase a quantity of energy equal to the hourly quantity without Ancillary Services (as defined in the Tariff) that is or will be scheduled as a schedule coordinator to schedule coordinator transaction pursuant to the applicable tariff and protocol provisions of the California Independent System Operator ("CAISO") (as amended from time to time, the "Tariff") for which the only excuse for failure to deliver or receive is an "Uncontrollable Force" (as defined in the Tariff).

"West Firm" means with respect to a Transaction, a Product that is or will be scheduled as firm energy consistent with the most recent rules adopted by the WSCC for which the only excuses for failure to deliver or receive are if an interruption is (i) due to an Uncontrollable Force as provided in Section 10 of the WSPP Agreement; or (ii) where applicable, to meet Seller's public utility or statutory obligations to its customers. Notwithstanding any other provision in this Agreement, if Seller exercises its right to interrupt to meet its public utility or statutory obligations, Seller shall be responsible for payment of damages for failure to deliver firm energy as provided in Article 4 of this Agreement

"WSCC" means the Western Systems Coordinating Council.

"WSPP Agreement" means the Western Systems Power Pool Agreement as amended from time to time.

IN WITNESS WHEREOF, the Parties have caused this Master Agreement to be duly executed as of the date first above written.

Party A--ENRON POWER MARKETING, INC.    Party B--THE NEW POWER COMPANY


By: /s/ Kevin Presto                    By: /s/ John C. Henderson
   --------------------------------         ------------------------------------
Name:  Kevin Presto                     Name: JOHN C. HENDERSON
      -----------------------------           ----------------------------------
Title: Vice President                   Title: MANAGING DIRECTOR
      -----------------------------           ----------------------------------

DISCLAIMER: THIS MASTER POWER PURCHASE AND SALE AGREEMENT WAS PREPARED BY A COMMITTEE OF REPRESENTATIVES OF EDISON ELECTRIC INSTITUTE ("EEI") AND NATIONAL ENERGY MARKETERS ASSOCIATION ("NEM") MEMBER COMPANIES TO FACILITATE ORDERLY TRADING IN AND DEVELOPMENT OF WHOLESALE POWER MARKETS. NEITHER EEI NOR NEM NOR ANY MEMBER COMPANY NOR ANY OF THEIR AGENTS, REPRESENTATIVES OR ATTORNEYS SHALL BE RESPONSIBLE FOR ITS USE, OR ANY DAMAGES RESULTING THEREFROM. BY PROVIDING THIS AGREEMENT EEI AND NEM DO NOT OFFER LEGAL ADVICE AND ALL USERS ARE URGED TO CONSULT THEIR OWN LEGAL COUNSEL TO ENSURE THAT THEIR COMMERCIAL OBJECTIVES WILL BE ACHIEVED AND THEIR LEGAL INTERESTS ARE ADEQUATELY PROTECTED.


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                          GENERAL TERMS AND CONDITIONS

                        ARTICLE ONE: GENERAL DEFINITIONS

      1.1 "Affiliate" means, with respect to any person, any other person (other than an individual) that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. For this purpose, "control" means the direct or indirect ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests having ordinary voting power.

      1.2 "Agreement" has the meaning set forth in the Cover Sheet.

      1.3 "Bankrupt" means with respect to any entity, such entity (i) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar law, or has any such petition filed or commenced against it, (ii) makes an assignment or any general arrangement for the benefit of creditors,
(iii) otherwise becomes bankrupt or insolvent (however evidenced), (iv) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, or (v) is generally unable to pay its debts as they fall due.

      1.4 "Business Day" means any day except a Saturday, Sunday, or a Federal Reserve Bank holiday. A Business Day shall open at 8:00 a.m. and close at 5:00 p.m. local time for the relevant Party's principal place of business. The relevant Party, in each instance unless otherwise specified, shall be the Party from whom the notice, payment or delivery is being sent and by whom the notice or payment or delivery is to be received.

      1.5 "Buyer" means the Party to a Transaction that is obligated to purchase and receive, or cause to be received, the Product, as specified in the Transaction.

      1.6 "Call Option" means an Option entitling, but not obligating, the Option Buyer to purchase and receive the Product from the Option Seller at a price equal to the Strike Price for the Delivery Period for which the Option may be exercised, all as specified in the Transaction. Upon proper exercise of the Option by the Option Buyer, the Option Seller will be obligated to sell and deliver the Product for the Delivery Period for which the Option has been exercised.

      1.7 "Claiming Party" has the meaning set forth in Section 3.3.

      1.8 "Claims" means all third party claims or actions, threatened or filed and, whether groundless, false, fraudulent or otherwise, that directly or indirectly relate to the subject matter of an indemnity, and the resulting losses, damages, expenses, attorneys' fees and court costs, whether incurred by settlement or otherwise, and whether such claims or actions are threatened or filed prior to or after the termination of this Agreement.

      1.9 "Confirmation" has the meaning set forth in Section 2.3.


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      1.10 "Contract Price" means the price in $U.S. (unless otherwise provided for) to be paid by Buyer to Seller for the purchase of the Product, as specified in the Transaction.

      1.11 "Costs" means, with respect to the Non-Defaulting Party, brokerage fees, commissions and other similar third party transaction costs and expenses reasonably incurred by such Party either in terminating any arrangement pursuant to which it has hedged its obligations or entering into new arrangements which replace a Terminated Transaction; and all reasonable attorneys' fees and expenses incurred by the Non-Defaulting Party in connection with the termination of a Transaction.

      1.12 "Credit Rating" means, with respect to any entity, the rating then assigned to such entity's unsecured, senior long-term debt obligations (not supported by third party credit enhancements) or if such entity does not have a rating for its senior unsecured long-term debt, then the rating then assigned to such entity as an issues rating by S&P, Moody's or any other rating agency agreed by the Parties as set forth in the Cover Sheet.

      1.13 "Cross Default Amount" means the cross default amount, if any, set forth in the Cover Sheet for a Party.

      1.14 "Defaulting Party' has the meaning set forth in Section 5.1.

      1.15 "Delivery Period" means the period of delivery for a Transaction, as specified in the Transaction.

      1.16 "Delivery Point" means the point at which the Product will be delivered and received, as specified in the Transaction.

      1.17 "Downgrade Event" has the meaning set forth on the Cover Sheet.

      1.18 "Early Termination Date" has the meaning set forth in Section 5.2.

      1.19 "Effective Date" has the meaning set forth on the Cover Sheet.

      1.20 "Equitable Defenses" means any bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and with regard to equitable remedies, the discretion of the court before which proceedings to obtain same may be pending.

      1.21 "Event of Default" has the meaning set forth in Section 5.1.

      1.22 "FERC" means the Federal Energy Regulatory Commission or any successor government agency.

      1.23 "Force Majeure" means an event or circumstance which prevents one Party from performing its obligations under one or more Transactions, which event or circumstance was not anticipated as of the date the Transaction was agreed to, which is not within the reasonable control of, or the result of the negligence of, the Claiming Party, and which, by the exercise of due diligence, the Claiming Party is unable to overcome or avoid or cause to be avoided. Force Majeure shall not be based on (i) the loss of Buyer's markets; (ii) Buyer's
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to use or resell the Product purchased hereunder; (iii) the loss or failure of
Seller's supply; or (iv) Seller's ability to sell the Product at a price greater than the Contract Price. Neither Party may raise a claim of Force Majeure based in whole or in part on curtailment by a Transmission Provider unless (i) such Party has contracted for firm transmission with a Transmission Provider for the Product to be delivered to or received at the Delivery Point and (ii) such curtailment is due to "force majeure" or "uncontrollable force" or a similar term as defined under the Transmission Provider's tariff; provided, however, that existence of the foregoing factors shall not be sufficient to conclusively or presumptively prove the existence of a Force Majeure absent a showing of other facts and circumstances which in the aggregate with such factors establish that a Force Majeure as defined in the first sentence hereof has occurred. The applicability of Force Majeure to the Transaction is governed by the terms of the Products and Related Definitions contained in Schedule P.

      1.24 "Gains" means, with respect to any Party, an amount equal to the present value of the economic benefit to it, if any (exclusive of Costs), resulting from the termination of a Terminated Transaction, determined in a commercially reasonable manner.

      1.25 "Guarantor" means, with respect to a Party, the guarantor, if any, specified for such Party on the Cover Sheet.

      1.26 "Interest Rate" means, for any date, the lesser of (a) the per annum rate of interest equal to the prime lending rate as may from time to time be published in THE WALL STREET JOURNAL under "Money Rates" on such day (or if not published on such day on the most recent preceding day on which published), plus two percent (2%) and (b) the maximum rate permitted by applicable law.

      1.27 "Letter(s) of Credit" means one or more irrevocable, transferable standby letters of credit issued by a U.S. commercial bank or a foreign bank with a U.S. branch with such bank having a credit rating of at least A- from S&P or A3 from Moody's, in a form acceptable to the Party in whose favor the letter of credit is issued. Costs of a Letter of Credit shall be borne by the applicant for such Letter of Credit.

      1.28 "Losses" means, with respect to any Party, an amount equal to the present value of the economic loss to it, if any (exclusive of Costs), resulting from termination of a Terminated Transaction, determined in a commercially reasonable manner.

      1.29 "Master Agreement" has the meaning set forth on the Cover Sheet.

      1.30 "Moodys" means Moody's Investor Services, Inc. or its successor.

      1.31 "NERC Business Day" means any day except a Saturday, Sunday or a holiday as defined by the North American Electric Reliability Council or any successor organization thereto. A NERC Business Day shall open at 8:00 a.m. and close at 5:00 p.m. local time for the relevant Party's principal place of business. The relevant Party, in each instance unless otherwise specified, shall be the Party from whom the notice, payment or delivery is being sent and by whom the notice or payment or delivery is to be received.


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      1.32 "Non-Defaulting Party" has the meaning set forth in Section 5.2.

      1.33 "Offsetting Transactions" mean any two or more outstanding Transactions, having the same or overlapping Delivery Period(s), Delivery Point and payment date, where under one or more of such Transactions, one Party is the Seller, and under the other such Transaction(s), the same Party is the Buyer.

      1.34 "Option" means the right but not the obligation to purchase or sell a Product as specified in a Transaction.

      1.35 "Option Buyer" means the Party specified in a Transaction as the purchaser of an option, as defined in Schedule P.

      1.36 "Option Seller" means the Party specified in a Transaction as the seller of an option, as defined in Schedule P.

      1.37 "Party A Collateral Threshold" means the collateral threshold, if any, set forth in the Cover Sheet for Party A.

      1.38 "Party B Collateral Threshold" means the collateral threshold, if any, set forth in the Cover Sheet for Party B.

      1.39 "Party A Independent Amount" means the amount, if any, set forth in the Cover Sheet for Party A.

      1.40 "Party B Independent Amount" means the amount, if any, set forth in the Cover Sheet for Party B.

      1.41 "Party A Rounding Amount" means the amount, if any, set forth in the Cover Sheet for Party A.

      1.42 "Party B Rounding Amount" means the amount, if any, set forth in the Cover Sheet for Party B.

      1.43 "Party A Tariff" means the tariff, if any, specified in the Cover Sheet for Party A.

      1.44 "Party B Tariff" means the tariff, if any, specified in the Cover Sheet for Party B.

      1.45 "Performance Assurance" means collateral in the form of either cash, Letter(s) of Credit, or other security acceptable to the Requesting Party.

      1.46 "Potential Event of Default" means an event which, with notice or passage of time or both, would constitute an Event of Default.

      1.47 "Product" means electric capacity, energy or other product(s) related thereto as specified in a Transaction by reference to a Product listed in Schedule P hereto or as otherwise specified by the Parties in the Transaction.


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      1.48 "Put Option" means an Option entitling, but not obligating, the
Option Buyer to sell and deliver the Product to the Option Seller at a price equal to the Strike Price for the Delivery Period for which the option may be exercised, all as specified in a Transaction. Upon proper exercise of the Option by the Option Buyer, the Option Seller will be obligated to purchase and receive the Product.

      1.49 "Quantity" means that quantity of the Product that Seller agrees to make available or sell and deliver, or cause to be delivered, to Buyer, and that Buyer agrees to purchase and receive, or cause to be received, from Seller as specified in the Transaction.

      1.50 "Recording" has the meaning set forth in Section 2.4.

      1.51 "Replacement Price" means the price at which Buyer, acting in a commercially reasonable manner, purchases at the Delivery Point a replacement for any Product specified in a Transaction but not delivered by Seller, plus (i) costs reasonably incurred by Buyer in purchasing such substitute Product and
(ii) additional transmission charges, if any, reasonably incurred by Buyer to the Delivery Point, or at Buyer's option, the market price at the Delivery Point for such Product not delivered as determined by Buyer in a commercially reasonable manner; provided, however, in no event shall such price include any penalties, ratcheted demand or similar charges, nor shall Buyer be required to utilize or change its utilization of its owned or controlled assets or market positions to minimize Seller's liability. For the purposes of this definition, Buyer shall be considered to have purchased replacement Product to the extent Buyer shall have entered into one or more arrangements in a commercially reasonable manner whereby Buyer repurchases its obligation to sell and deliver the Product to another party at the Delivery Point.

      1.52 "S&P" means the Standard & Poor's Rating Group (a division of McGraw-Hill Inc.) or its successor.

      1.53 "Sales Price" means the price at which Seller, acting in a commercially reasonable manner, resells at the Delivery Point any Product not received by Buyer, deducting from such proceeds any (i) costs reasonably incurred by Seller in reselling such Product and (ii) additional transmission charges, if any, reasonably incurred by Seller in delivering such Product to the third party purchasers, or at Seller's option, the market price at the Delivery Point for such Product not received as determined by Seller in a commercially reasonable manner; provided, however, in no event shall such price include any penalties, ratcheted demand or similar charges, nor shall Seller be required to utilize or change its utilization of its owned or controlled assets, including contractual assets, or market positions to minimize Buyer's liability. For purposes of this definition, Seller shall be considered to have resold such Product to the extent Seller shall have entered into one or more arrangements in a commercially reasonable manner whereby Seller repurchases its obligation to purchase and receive the Product from another party at the Delivery Point.

      1.54 "Schedule" or "Scheduling" means the actions of Seller, Buyer and/or their designated representatives, including each Party's Transmission Providers, if applicable, of notifying, requesting and confirming to each other the quantity and type of Product to be delivered on any given day or days during the Delivery Period at a specified Delivery Point.


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      1.55 "Seller" means the Party to a Transaction that is obligated to sell and deliver, or cause to be delivered, the Product, as specified in the Transaction.

      1.56 "Settlement Amount" means, with respect to a Transaction and the Non-Defaulting Party, the Losses or Gains, and Costs, expressed in U.S. Dollars, which such party incurs as a result of the liquidation of a Terminated Transaction pursuant to Section 5.2.

      1.57 "Strike Price" means the price to be paid for the purchase of the Product pursuant to an Option.

      1.58 "Terminated Transaction" has the meaning set forth in Section 5.2.

      1.59 "Termination Payment" has the meaning set forth in Section 5.3.

      1.60 "Transaction" means a particular transaction agreed to by the Parties relating to the sale and purchase of a Product pursuant to this Master Agreement.

      1.61 "Transmission Provider" means any entity or entities transmitting or transporting the Product on behalf of Seller or Buyer to or from the Delivery Point in a particular Transaction.

                  ARTICLE TWO: TRANSACTION TERMS AND CONDITIONS

      2.1 TRANSACTIONS. A Transaction shall be entered into upon agreement of the Parties orally or, if expressly required by either Party with respect to a particular Transaction, in writing, including an electronic means of communication. Each Party agrees not to contest, or assert any defense to, the validity or enforceability of the Transaction entered into in accordance with this Master Agreement (i) based on any law requiring agreements to be in writing or to be signed by the parties, or (ii) based on any lack of authority of the Party or any lack of authority of any employee of the Party to enter into a Transaction.

      2.2 GOVERNING TERMS. Unless otherwise specifically agreed, each Transaction between the Parties shall be governed by this Master Agreement. This Master Agreement (including all exhibits, schedules and any written supplements hereto), the Party A Tariff, if any, and the Party B Tariff, if any, any designated collateral, credit support or margin agreement or similar arrangement between the Parties and all Transactions (including any Confirmations accepted in accordance with Section 2.3) shall form a single integrated agreement between the Parties. Any inconsistency between any terms of this Master Agreement and any terms of the Transaction shall be resolved in favor of the terms of such Transaction.

      2.3 CONFIRMATION. Seller may confirm a Transaction by forwarding to Buyer by facsimile within three (3) Business Days after the Transaction is entered into a confirmation ("Confirmation") substantially in the form of Exhibit A. If Buyer objects to any term(s) of such Confirmation, Buyer shall notify Seller in voting of such objections within two (2) Business Days of Buyer's receipt thereof, failing which Buyer shall be deemed to have accepted the terms as sent. If Seller fails to send a Confirmation within three (3) Business Days after the Transaction is entered into, a Confirmation substantially in the form of Exhibit A, may be forwarded by Buyer to Seller. If Seller objects to any term(s) of such Confirmation, Seller shall notify Buyer of such objections within two
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which Seller shall be deemed to have accepted the terms as sent. If Seller and
Buyer each send a Confirmation and neither Party objects to the other Party's Confirmation within two (2) Business Days of receipt, Seller's Confirmation shall be deemed to be accepted and shall be the controlling Confirmation, unless
(i) Seller's Confirmation was sent more than three (3) Business Days after the Transaction was entered into and (ii) Buyer's Confirmation was sent prior to Seller's Confirmation, in which case Buyer's Confirmation shall be deemed to be accepted and shall be the controlling Confirmation. Failure by either Party to send or either Party to return an executed Confirmation or any objection by either Party shall not invalidate the Transaction agreed to by the Parties.

      2.4 ADDITIONAL CONFIRMATION TERMS. If the Parties have elected on the Cover Sheet to make this Section 2.4 applicable to this Master Agreement, when a Confirmation contains provisions, other than those provisions relating to the commercial terms of the Transaction (e.g., price or special transmission conditions), which modify or supplement the general terms and conditions of this Master Agreement (e.g., arbitration provisions or additional representations and warranties), such provisions shall not be deemed to be accepted pursuant to
Section 2.3 unless agreed to either orally or in writing by the Parties; provided that the foregoing shall not invalidate any Transaction agreed to by the Parties.

      2.5 RECORDING. Unless a Party expressly objects to a Recording (defined below) at the beginning of a telephone conversation, each Party consents to the creation of a tape or electronic recording ("Recording") of all telephone conversations between the Parties to this Master Agreement, and that any such Recordings will be retained in confidence, secured from improper access, and may be submitted in evidence in any proceeding or action relating to this Agreement. Each Party waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording and to obtain any necessary consent of such officers and employees. The Recording, and the terms and conditions described therein, if admissible, shall be the controlling evidence for the Parties' agreement with respect to a particular Transaction in the event a Confirmation is not fully executed (or deemed accepted) by both Parties. Upon full execution (or deemed acceptance) of a Confirmation, such Confirmation shall control in the event of any conflict with the terms of a Recording, or in the event of any conflict with the terms of this Master Agreement.

                    ARTICLE THREE: OBLIGATIONS AND DELIVERIES

      3.1 SELLER'S AND BUYER'S OBLIGATIONS. With respect to each Transaction, Seller shall sell and deliver, or cause to be delivered, and Buyer shall purchase and receive, or cause to be received, the Quantity of the Product at the Delivery Point, and Buyer shall pay Seller the Contract Price; provided, however, with respect to Options, the obligations set forth in the preceding sentence shall only arise if the Option Buyer exercises its Option in accordance with its terms. Seller shall be responsible for any costs or charges imposed on or associated with the Product or its delivery of the Product up to the Delivery Point. Buyer shall be responsible for any costs or charges imposed on or associated with the Product or its receipt at and from the Delivery Point.

      3.2 TRANSMISSION AND SCHEDULING. Seller shall arrange and be responsible for transmission service to the Delivery Point and shall Schedule or arrange for
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with its Transmission Providers, as specified by the Parties in the
Transaction, or in the absence thereof, in accordance with the practice of the Transmission Providers, to deliver the Product to the Delivery Point. Buyer shall arrange and be responsible for transmission service at and from the Delivery Point and shall Schedule or arrange for Scheduling services with its Transmission Providers to receive the Product at the Delivery Point.

      3.3 FORCE MAJEURE. To the extent either Party is prevented by Force Majeure from carrying out, in whole or part, its obligations under the Transaction and such Party (the "Claiming Party") gives notice, and details of the Force Majeure to the other Party as soon as practicable, then, unless the terms of the Product specify otherwise, the Claiming Party shall be excused from the performance of its obligations with respect to such Transaction (other than the obligation to make payments then due or becoming due with respect to performance prior to the Force Majeure). The Claiming Party shall remedy the Force Majeure with all reasonable dispatch. The non-Claiming Party shall not be required to perform or resume performance of its obligations to the Claiming Party corresponding to the obligations of the Claiming Party excused by Force Majeure.

              ARTICLE FOUR: REMEDIES FOR FAILURE TO DELIVER/RECEIVE

      4.1 SELLER FAILURE. If Seller fails to schedule and/or deliver all or part of the Product pursuant to a Transaction, and such failure is not excused under the terms of the Product or by Buyer's failure to perform, then Seller shall pay Buyer, on the date payment would otherwise be due in respect of the month in which the failure occurred or, if "Accelerated Payment of Damages" is specified on the Cover Sheet, within five (5) Business Days of invoice receipt, an amount for such deficiency equal to the positive difference, if any, obtained by subtracting the Contract Price from the Replacement Price. The invoice for such amount shall include a written statement explaining in reasonable detail the calculation of such amount.

      4.2 BUYER FAILURE. If Buyer fails to schedule and/or receive all or part of the Product pursuant to a Transaction and such failure is not excused under the terms of the Product or by Seller's failure to perform, then Buyer shall pay Seller, on the date payment would otherwise be due in respect of the month in which the failure occurred or, if "Accelerated Payment of Damages" is specified on the Cover Sheet, within five (5) Business Days of invoice receipt, an amount for such deficiency equal to the positive difference, if any, obtained by subtracting the Sales Price from the Contract Price. The invoice for such amount shall include a written statement explaining in reasonable detail the calculation of such amount.

                    ARTICLE FIVE: EVENTS OF DEFAULT; REMEDIES

      5.1 EVENTS OF DEFAULT. An "Event of Default" shall mean, with respect to a Party (a "Defaulting Party"), the occurrence of any of the following:

            (a) the failure to make, when due, any payment required pursuant to this Agreement if such failure is not remedied within three
                  (3) Business Days after written notice;


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            (b)   any representation or warranty made by such Party herein is false or misleading in any material respect when made or when deemed made or repeated;

            (c) the failure to perform any material covenant or obligation set forth in this Agreement (except to the extent constituting a separate Event of Default, and except for such Party's obligations to deliver or receive the Product, the exclusive remedy for which is provided in Article Four) if such failure is not remedied within three (3) Business Days after written notice;

            (d)   such Party becomes Bankrupt;

            (e) the failure of such Party to satisfy the creditworthiness/collateral requirements agreed to pursuant to Article Eight hereof;

            (f) such Party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer, the resulting, surviving or transferee entity fails to assume all the obligations of such Party under this Agreement to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other Party;

            (g) if the applicable cross default section in the Cover Sheet is indicated for such Party, the occurrence and continuation of
                  (i) a default, event of default or other similar condition or event in respect of such Party or any other party specified in the Cover Sheet for such Party under one or more agreements or instruments, individually or collectively, relating to indebtedness for borrowed money in an aggregate amount of not less than the applicable Cross Default Amount (as specified in the Cover Sheet), which results in such indebtedness becoming, or becoming capable at such time of being declared, immediately due and payable or (ii) a default by such Party or any other party specified in the Cover Sheet for such Party in making on the due date therefor one or more payments, individually or collectively, in an aggregate amount of not less than the applicable Cross Default Amount (as specified in the Cover Sheet);

            (h)   with respect to such Party's Guarantor, if any:

                  (i) if any representation or warranty made by a Guarantor in connection with this Agreement is false or misleading in any material respect when made or when deemed made or repeated;

                  (ii) thee failure of a Guarantor to make any payment required or to perform any other material covenant or obligation in any guaranty made in connection with this Agreement and such failure shall not be remedied within three (3)
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                  (iii) a Guarantor becomes Bankrupt;

                  (iv) the failure of a Guarantor's guaranty to be in full force and effect for purposes of this Agreement (other than in accordance with its terms) prior to the satisfaction of all obligations of such Party under each Transaction to which such guaranty shall relate without the written consent of the other Party; or

                  (v) a Guarantor shall repudiate, disaffirm, disclaim, or reject, in whole or in part, or challenge the validity of any guaranty.

      5.2 DECLARATION OF AN EARLY TERMINATION DATE AND CALCULATION OF SETTLEMENT AMOUNTS. If an Event of Default with respect to a Defaulting Party shall have occurred and be continuing, the other Party (the "Non-Defaulting Party") shall have the right (i) to designate a day, no earlier than the day such notice is effective and no later than 20 days after such notice is effective, as an early termination date ("Early Termination Date") to accelerate all amounts owing between the Parties and to liquidate and terminate all, but not less than all, Transactions (each referred to as a "Terminated Transaction") between the Parties, (ii) withhold any payments due to the Defaulting Party under this Agreement and (iii) suspend performance. The Non-Defaulting Party shall calculate, in a commercially reasonable manner, a Settlement Amount for each such Terminated Transaction as of the Early Termination Date (or, to the extent that in the reasonable opinion of the Non-Defaulting Party certain of such Terminated Transactions are commercially impracticable to liquidate and terminate or may not be liquidated and terminated under applicable law on the Early Determination Date, as soon thereafter as is reasonably practicable).

      5.3 NET OUT OF SETTLEMENT AMOUNTS. The Non-Defaulting Party shall aggregate all Settlement Amounts into a single amount by: netting out (a) all Settlement Amounts that are due to the Defaulting Party, plus, at the option of the Non-Defaulting Party, any cash or other form of security then available to the Non-Defaulting Party pursuant to Article Eight, plus any or all other amounts due to the Defaulting Party under this Agreement against (b) all Settlement Amounts that are due to the Non-Defaulting Party, plus any or all other amounts due to the Non-Defaulting Party under this Agreement, so that all such amounts shall be netted out to a single liquidated amount (the "Termination Payment") payable by one Party to the other. The Termination Payment shall be due to or due from the Non-Defaulting Party as appropriate.

      5.4 NOTICE OF PAYMENT OF TERMINATION PAYMENT. As soon as practicable after a liquidation, notice shall be given by the Non-Defaulting Party to the Defaulting Party of the amount of the Termination Payment and whether the Termination Payment is due to or due from the Non-Defaulting Party. The notice shall include a written statement explaining in reasonable detail the calculation of such amount. The Termination Payment shall be made by the Party that owes it within two (2) Business Days after such notice is effective.

      5.5 DISPUTES WITH RESPECT TO TERMINATION PAYMENT. If the Defaulting Party disputes the Non-Defaulting Party's calculation of the Termination Payment, in whole or in part, the Defaulting Party shall, within two (2) Business Days of receipt of Non-Defaulting Party's calculation of the Termination Payment,
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explanation of the basis for such dispute; provided, however, that if the
Termination Payment is due from the Defaulting Party, the Defaulting Party shall first transfer Performance Assurance to the Non-Defaulting Party in an amount equal to the Termination Payment.

      5.6 CLOSEOUT SETOFFS.

      Option A: After calculation of a Termination Payment in accordance with
Section 5.3, if the Defaulting Party would be owed the Termination Payment, the Non-Defaulting Party shall be entitled, at its option and in its discretion, to
(i) set off against such Termination Payment any amounts due and owing by the Defaulting Party to the Non-Defaulting Party under any other agreements, instruments or undertakings between the Defaulting Party and the Non-Defaulting Party and/or (ii) to the extent the Transactions are not yet liquidated in accordance with Section 5.2, withhold payment of the Termination Payment to the Defaulting Party. The remedy provided for in this Section shall be without prejudice and in addition to any right of setoff, combination of accounts, lien or other right to which any Party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

      Option B: After calculation of a Termination Payment in accordance with
Section 5.3, if the Defaulting Party would be owed the Termination Payment, the Non-Defaulting Party shall be entitled, at its option and in its discretion, to
(i) set off against such Termination Payment any amounts due and owing by the Defaulting Party or any of its Affiliates to the Non-Defaulting Party or any of its Affiliates under any other agreements, instruments or undertakings between the Defaulting Party or any of its Affiliates and the Non-Defaulting Party or any of its Affiliates and/or (ii) to the extent the Transactions are not yet liquidated in accordance with Section 5.2, withhold payment of the Termination Payment to the Defaulting Party. The remedy provided for in this Section shall be without prejudice and in addition to any right of setoff, combination of accounts, lien or other right to which any Party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

      Option C: Neither Option A nor B shall apply.

      5.7 SUSPENSION OF PERFORMANCE. Notwithstanding any other provision of this Master Agreement, if (a) an Event of Default or (b) a Potential Event of Default shall have occurred and be continuing, the Non-Defaulting Party, upon written notice to the Defaulting Party, shall have the right (i) to suspend performance under any or all Transactions; provided, however, in no event shall any such suspension continue for longer than ten (10) NERC Business Days with respect to any single Transaction unless an early Termination Date shall have been declared and notice thereof pursuant to Section 5.2 given, and (ii) to the extent an Event of Default shall have occurred and be continuing to exercise any remedy available at law or in equity.

                        ARTICLE SIX: PAYMENT AND NETTING

      6.1 BILLING PERIOD. Unless otherwise specifically agreed upon by the Parties in a Transaction, the calendar month shall be the standard period for all payments under this Agreement (other than Termination Payments and, if "Accelerated Payment of Damages" is specified by the Parties in the Cover Sheet, payments pursuant to Section 4.1 or 4.2 and Option premium payments pursuant to
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each Party will render to the other Party an invoice for the payment obligations, if any, incurred hereunder during the preceding month.

      6.2 TIMELINESS OF PAYMENT. Unless otherwise agreed by the Parties in a Transaction, all invoices under this Master Agreement shall be due and payable in accordance with each Party's invoice instructions on or before the later of the twentieth (20th) day of each month, or tenth (10th) day after receipt of the invoice or, if such day is not a Business Day, then on the next Business Day. Each Party will make payments by electronic funds transfer, or by other mutually agreeable method(s), to the account designated by the other Party. Any amounts not paid by the due date will be deemed delinquent and will accrue interest at the Interest Rate, such interest to be calculated from and including the due date to but excluding the date the delinquent amount is paid in full.

      6.3 DISPUTES AND ADJUSTMENTS OF INVOICES. A Party may, in good faith, dispute the correctness of any invoice or any adjustment to an invoice, rendered under this Agreement or adjust any invoice for any arithmetic or computational error within twelve (12) months of the date the invoice, or adjustment to an invoice, was rendered. In the event an invoice or portion thereof, or any other claim or adjustment arising hereunder, is disputed, payment of the undisputed portion of the invoice shall be required to be made when due, with notice of the objection given to the other Party. Any invoice dispute or invoice adjustment shall be in writing and shall state the basis for the dispute or adjustment. Payment of the disputed amount shall not be required until the dispute is resolved. Upon resolution of the dispute, any required payment shall be made within two (2) Business Days of such resolution along with interest accrued at the Interest Rate from and including the due date to but excluding the date paid. Inadvertent overpayments shall be returned upon request or deducted by the Party receiving such overpayment from subsequent payments, with interest accrued at the Interest Rate from and including the date of such overpayment to but excluding the date repaid or deducted by the Party receiving such overpayment. Any dispute with respect to an invoice is waived unless the other Party is notified in accordance with this Section 6.3 within twelve (12) months after the invoice is rendered or any specific adjustment to the invoice is made. If an invoice is not rendered within twelve (12) months after the close of the month during which performance of a Transaction occurred, the right to payment for such performance is waived.

      6.4 NETTING OF PAYMENTS. The Parties hereby agree that they shall discharge mutual debts and payment obligations due and owing to each other on the same date pursuant to all Transactions through netting, in which case all amounts owed by each Party to the other Party for the purchase and sale of Products during the monthly billing period under this Master Agreement, including any related damages calculated pursuant to Article Four (unless one of the Parties elects to accelerate payment of such amounts as permitted by Article
Four), interest, and payments or credits, shall be netted so that only the excess amount remaining due shall be paid by the Party who owes it.

      6.5 PAYMENT OBLIGATION ABSENT NETTING. If no mutual debts or payment obligations exist and only one Party owes a debt or obligation to the other during the monthly billing period, including, but not limited to, any related damage amounts calculated pursuant to Article Four, interest, and payments or credits, that Party shall pay such sum in full when due.


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      6.6 SECURITY. Unless the Party benefiting from Performance Assurance or a guaranty notifies the other Party in writing, and except in connection with a liquidation and termination in accordance with Article Five, all amounts netted pursuant to this Article Six shall not take into account or include any Performance Assurance or guaranty which may be in effect to secure a Party's performance under this Agreement.

      6.7 PAYMENT FOR OPTIONS. The premium amount for the purchase of an Option shall be paid within two (2) Business Days of receipt of an invoice from the Option Seller. Upon exercise of an Option, payment for the Product underlying such Option shall be due in accordance with Section 6.1.

      6.8 TRANSACTION NETTING. If the Parties enter into one or more Transactions, which in conjunction with one or more other outstanding Transactions, constitute Offsetting Transactions, then all such Offsetting Transactions may by agreement of the Parties, be netted into a single Transaction under which:

            (A) the Party obligated to deliver the greater amount of Energy will deliver the difference between the total amount it is obligated to deliver and the total amount to be delivered to it under the Offsetting Transactions, and

            (b) the Party owing the greater aggregate payment will pay the net difference owed between the Parties.

Each single Transaction resulting under this Section shall be deemed part of the single, indivisible contractual arrangement between the parties, and once such resulting Transaction occurs, outstanding obligations under the Offsetting Transactions which are satisfied by such offset shall terminate.

                           ARTICLE SEVEN: LIMITATIONS

      7.1 LIMITATION OF REMEDIES, LIABILITY AND DAMAGES. EXCEPT AS SET FORTH HEREIN, THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL IMPLIED WARRANTIES ARE DISCLAIMED. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN OR IN A TRANSACTION, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS
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OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY
INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

                ARTICLE EIGHT: CREDIT AND COLLATERAL REQUIREMENTS

      8.1 PARTY A CREDIT PROTECTION. The applicable credit and collateral requirements shall be as specified on the Cover Sheet. If no option in Section 8.1(a) is specified on the Cover Sheet, Section 8.1(a) Option C shall apply exclusively. If none of Sections 8.1(b), 8.1(c) or 8.1(d) are specified on the Cover Sheet, Section 8.1(b) shall apply exclusively.

            (a) FINANCIAL INFORMATION. Option A: If requested by Party A, Party B shall deliver (i) within 120 days following the end of each fiscal year, a copy of Party B's annual report containing audited consolidated financial statements for such fiscal year and (ii) within 60 days after the end of each of its first three fiscal quarters of each fiscal year, a copy of Party B's quarterly report containing unaudited consolidated financial statements for such fiscal quarter. In all cases the statements shall be for the most recent accounting period and prepared in accordance with generally accepted accounting principles; provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as Party B diligently pursues the preparation, certification and delivery of the statements.

      Option B: If requested by Party A, Party B shall deliver (i) within 120 days following the end of each fiscal year, a copy of the annual report containing audited consolidated financial statements for such fiscal year for the party(s) specified on the cover sheet and (ii) within 60 days after the end of each of its first three fiscal quarters of each fiscal year, a copy of quarterly report containing unaudited consolidated financial statements for such fiscal quarter for the party(s) specified on the cover sheet. In all cases the statements shall be for the most recent accounting period and shall be prepared in accordance with generally accepted accounting principles; provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as the relevant entity diligently pursues the preparation, certification and delivery of the statements.

      Option C: Party A may request from Party B the information specified in the Cover Sheet.


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            (b) CREDIT ASSURANCES. If Party A has reasonable grounds to believe that Party B's creditworthiness or performance under this Agreement has become unsatisfactory, Party A will provide Party B with written notice requesting Performance Assurance in an amount determined by Party A in a commercially reasonable manner. Upon receipt of such notice Party B shall have three (3) Business Days to remedy the situation by providing such Performance Assurance to Party A. In the event that Party B fails to provide such Performance Assurance, or a guaranty or other credit assurance acceptable to Party A within three (3) Business Days of receipt of notice, then an Event of Default under Article Five will be deemed to have occurred and Party A will be entitled to the remedies set forth in Article Five of this Master Agreement.

            (c) COLLATERAL THRESHOLD. If at any time and from time to time during the term of this Agreement (and notwithstanding whether an Event of Default has occurred), the Termination Payment that would be owed to Party A plus Party B's Independent Amount, if any, exceeds the Party B Collateral Threshold, then Party A, on any Business Day, may request that Party B provide Performance Assurance in an amount equal to the amount by which the Termination Payment plus Party B's Independent Amount, if any, exceeds the Party B Collateral Threshold (rounding upwards for any fractional amount to the next Party B Rounding Amount) ("Party B Performance Assurance"), less any Party B Performance Assurance already posted with Party A. Such Party B Performance Assurance shall be delivered to Party A within three (3) Business Days of the date of such request. On any Business Day (but no more frequently than weekly with respect to Letters of Credit and daily with respect to cash), Party B, at its sole cost, may request that such Party B Performance Assurance be reduced correspondingly to the amount of such excess Termination Payment plus Party B's Independent Amount, if any, (rounding upwards for any fractional amount to the next Party B Rounding Amount). In the event that Party B fails to provide Party B Performance Assurance pursuant to the terms of this Article Eight within three
(3) Business Days, then an Event of Default under Article Five shall be deemed to have occurred and Party A will be entitled to the remedies set forth in Article Five of this Master Agreement.

      For purposes of this Section 8.1(c), the calculation of the Termination Payment shall be calculated pursuant to Section 5.3 by Party A as if all outstanding Transactions had been liquidated, and in addition thereto, shall include all amounts owed but not yet paid by Party B to Party A, whether or not such amounts are due, for performance already provided pursuant to any and all Transactions.

            (d) DOWNGRADE EVENT. If at any time there shall occur a Downgrade Event in respect of Party B, then Party A may require Party B to provide Performance Assurance in an amount determined by Party A in a commercially reasonable manner. In the event Party B shall fail to provide such Performance Assurance or a guaranty or other credit assurance acceptable to Party A within three (3) Business Days of receipt of notice, then an Event of Default shall be deemed to have occurred and Party A will be entitled to the remedies set forth in Article Five of this Master Agreement.

            (e) If specified on the Cover Sheet, Party B shall deliver to Party A, prior to or concurrently with the execution and delivery of this Master Agreement a guarantee in an amount not less than the Guarantee Amount specified on the Cover Sheet and in a form reasonably acceptable to Party A.


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      8.2 PARTY B CREDIT PROTECTION. The applicable credit and collateral requirements shall be as specified on the Cover Sheet. If no option in Section 8.2(a) is specified on the Cover Sheet, Section 8.2(a) Option C shall apply exclusively. If none of Sections 8.2(b), 8.2(c) or 8.2(d) are specified on the Cover Sheet, Section 8.2(b) shall apply exclusively.

            (a) FINANCIAL INFORMATION. Option A: If requested by Party B, Party A shall deliver (i) within 120 days following the end of each fiscal year, a copy of Party A's annual report containing audited consolidated financial statements for such fiscal year and (ii) within 60 days after the end of each of its first three fiscal quarters of each fiscal year, a copy of such Party's quarterly report containing unaudited consolidated financial statements for such fiscal quarter. In all cases the statements shall be for the most recent accounting period and prepared in accordance with generally accepted accounting principles; provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as such Party diligently pursues the preparation, certification and delivery of the statements.

      Option B: If requested by Party B, Party A shall deliver (i) within 120 days following the end of each fiscal year, a copy of the annual report containing audited consolidated financial statements for such fiscal year for the party(s) specified on the Cover Sheet and (ii) within 60 days after the end of each of its first three fiscal quarters of each fiscal year, a copy of quarterly report containing unaudited consolidated financial statements for such fiscal quarter for the party(s) specified on the Cover Sheet. In all cases the statements shall be for the most recent accounting period and shall be prepared in accordance with generally accepted accounting principles; provided, however, that should any such statements not be available on a timely basis due to a delay in preparation or certification, such delay shall not be an Event of Default so long as the relevant entity diligently pursues the preparation, certification and delivery of the statements.

      Option C: Party B may request from Party A the information specified in the Cover Sheet.

            (b) CREDIT ASSURANCES. If Party B has reasonable grounds to believe that Party A's creditworthiness or performance under this Agreement has become unsatisfactory, Party B will provide Party A with written notice requesting Performance Assurance in an amount determined by Party B in a commercially reasonable manner. Upon receipt of such notice Party A shall have three (3) Business Days to remedy the situation by providing such Performance Assurance to Party B. In the event that Party A fails to provide such Performance Assurance, or a guaranty or other credit assurance acceptable to Party B within three (3) Business Days of receipt of notice, then an Event of Default under Article Five will be deemed to have occurred and Party B will be entitled to the remedies set forth in Article Five of this Master Agreement.

            (c) COLLATERAL THRESHOLD. If at any time and from time to time during the term of this Agreement (and notwithstanding whether an Event of Default has occurred), the Termination Payment that would be owed to Party B plus Party A's Independent Amount, if any, exceeds the Party A Collateral Threshold, then Party B, on any Business Day, may request that Party A provide Performance Assurance in an amount equal to the amount by which the Termination
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Threshold (rounding upwards for any fractional amount to the next Party A
Rounding Amount) ("Party A Performance Assurance"), less any Party A Performance Assurance already posted with Party B. Such Party A Performance Assurance shall be delivered to Party B within three (3) Business Days of the date of such request. On any Business Day (but no more frequently than weekly with respect to Letters of Credit and daily with respect to cash), Party A, at its sole cost, may request that such Party A Performance Assurance be reduced correspondingly to the amount of such excess Termination Payment plus Party A's Independent Amount, if any, (rounding upwards for any fractional amount to the next Party A Rounding Amount). In the event that Party A fails to provide Party A Performance Assurance pursuant to the terms of this Article Eight within three (3) Business Days, then an Event of Default under Article Five shall be deemed to have occurred and Party B will be entitled to the remedies set forth in Article Five of this Master Agreement.

      For purposes of this Section 8.2(c), the calculation of the Termination Payment shall be calculated pursuant to Section 5.3 by Party B as if all outstanding Transactions had been liquidated, and in addition thereto, shall include all amounts owed but not yet paid by Party A to Party B, whether or not such amounts are due, for performance already provided pursuant to any and all Transactions.

            (d) DOWNGRADE EVENT. If at any time there shall occur a Downgrade Event in respect of Party A, then Party B may require Party A to provide Performance Assurance in an amount determined by Party B in a commercially reasonable manner. In the event Party A shall fail to provide such Performance Assurance or a guaranty or other credit assurance acceptable to Party B within three (3) Business Days of receipt of notice, then an Event of Default shall be deemed to have occurred and Party B will be entitled to the remedies set forth in Article Five of this Master Agreement.

            (e) If specified on the Cover Sheet, Party A shall deliver to Party B, prior to or concurrently with the execution and delivery of this Master Agreement a guarantee in an amount not less than the Guarantee Amount specified on the Cover Sheet and in a form reasonably acceptable to Party B.

      8.3 GRANT OF SECURITY INTEREST/REMEDIES. To secure its obligations under this Agreement and to the extent either or both Parties deliver Performance Assurance hereunder, each Party (a "Pledgor") hereby grants to the other Party (the "Secured Party") a present and continuing security interest in, and lien on (and right of setoff against), and assignment of, all cash collateral and cash equivalent collateral and any and all proceeds resulting therefrom or the liquidation thereof, whether now or hereafter held by, on behalf of, or for the benefit of, such Secured Party, and each Party agrees to take such action as the other Party reasonably requires in order to perfect the Secured Party's first-priority security interest in, and lien on (and right of setoff against), such collateral and any and all proceeds resulting therefrom or from the liquidation thereof. Upon or any time after the occurrence or deemed occurrence and during the continuation of an Event of Default or an Early Termination Date, the Non-Defaulting Party may do any one or more of the following: (i) exercise any of the rights and remedies of a Secured Party with respect to all Performance Assurance, including any such rights and remedies under law then in effect; (ii) exercise its rights of setoff against any and all property of the Defaulting Party in the possession of the Non-Defaulting Party or its agent;
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Letter of Credit issued for its benefit; and (iv) liquidate all Performance
Assurance then held by or for the benefit of the Secured Party free from any claim or right of any nature whatsoever of the Defaulting Party, including any equity or right of purchase or redemption by the Defaulting Party. The Secured Party shall apply the proceeds of the collateral realized upon the exercise of any such rights or remedies to reduce the Pledgor's obligations under the Agreement (the Pledgor remaining liable for any amounts owing to the Secured Party after such application), subject to the Secured Party's obligation to return any surplus proceeds remaining after such obligations are satisfied in full.

                       ARTICLE NINE: GOVERNMENTAL CHARGES

      9.1 COOPERATION. Each Party shall use reasonable efforts to implement the provisions of and to administer this Master Agreement in accordance with the intent of the parties to minimize all taxes, so long as neither Party is materially adversely affected by such efforts.

      9.2 GOVERNMENTAL CHARGES. Seller shall pay or cause to be paid all taxes imposed by any government authority ("Governmental Charges") on or with respect to the Product or a Transaction arising prior to the Delivery Point. Buyer shall pay or cause to be paid all Governmental Charges on or with respect to the Product or a Transaction at and from the Delivery Point (other than ad valorem, franchise or income taxes which are related to the sale of the Product and are, therefore, the responsibility of the Seller). In the event Seller is required by law or regulation to remit or pay Governmental Charges which are Buyer's responsibility hereunder, Buyer shall promptly reimburse Seller for such Governmental Charges. If Buyer is required by law or regulation to remit or pay Governmental Charges which are Seller's responsibility hereunder, Buyer may deduct the amount of any such Governmental Charges from the sums due to Seller under Article 6 of this Agreement. Nothing shall obligate or cause a Party to pay or be liable to pay any Governmental Charges for which it is exempt under the law.

                           ARTICLE TEN: MISCELLANEOUS

      10.1 TERM OF MASTER AGREEMENT. The term of this Master Agreement shall commence on the Effective Date and shall remain in effect until terminated by either Party upon (thirty) 30 days' prior written notice; provided, however, that such termination shall not affect or excuse the performance of either Party under any provision of this Master Agreement that by its terms survives any such termination and, provided further, that this Master Agreement and any other documents executed and delivered hereunder shall remain in effect with respect to the Transaction(s) entered into prior to the effective date of such termination until both Parties have fulfilled all of their obligations with respect to such Transaction(s), or such Transaction(s) that have been terminated under Section 5.2 of this Agreement.

      10.2 REPRESENTATIONS AND WARRANTIES. On the Effective Date and the date of entering into each Transaction, each Party represents and warrants to the other Party that:

            (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;


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            (ii)  it has all regulatory authorizations necessary for it to legally perform its obligations under this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3);

            (iii) the execution, delivery and performance of this Master
                  Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3) are within its powers, have been duly authorized by all necessary action and do not violate any of the terms and conditions in its governing documents, any contracts to which it is a party or any law, rule, regulation, order or the like applicable to it;

            (iv) this Master Agreement, each Transaction (including any Confirmation accepted in accordance with Section 2.3), and each other document executed and delivered in accordance with this Master Agreement constitutes its legally valid and binding obligation enforceable against it in accordance with its terms; subject to any Equitable Defenses.

            (v) it is not Bankrupt and there are no proceedings pending or being contemplated by it or, to its knowledge, threatened against it which would result in its being or becoming Bankrupt;

            (vi) there is not pending or, to its knowledge, threatened against it or any of its Affiliates any legal proceedings that could materially adversely affect its ability to perform its obligations under this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3);

            (vii) no Event of Default or Potential Event of Default with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3);

           (viii) it is acting for its own account, has made its own independent decision to enter into this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3) and as to whether this Master Agreement and each such Transaction (including any Confirmation accepted in accordance with Section 2.3) is appropriate or proper for it based upon its own judgment, is not relying upon the advice or recommendations of the other Party in so doing, and is capable of assessing the merits of and understanding, and understands and accepts, the terms, conditions and risks of this Master Agreement and each Transaction (including any Confirmation accepted in accordance with Section 2.3);

            (ix)  it is a "forward contract merchant" within the meaning of the
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            (x)   it has entered into this Master Agreement and each Transaction
                  (including any Confirmation accepted in accordance with Section 2.3) in connection with the conduct of its business and it has the capacity or ability to make or take delivery of all Products referred to in the Transaction to which it is a Party;

            (xi) with respect to each Transaction (including any Confirmation accepted in accordance with Section 2.3) involving the purchase or sale of a Product or an Option, it is a producer, processor, commercial user or merchant handling the Product, and it is entering into such Transaction for purposes related to its business as such; and

            (xii) the material economic terms of each Transaction are subject to individual negotiation by the Parties.

      10.3. TITLE AND RISK OF LOSS. Title to and risk of loss related to the Product shall transfer from Seller to Buyer at the Delivery Point. Seller warrants that it will deliver to Buyer the Quantity of the Product free and clear of all liens, security interests, claims and encumbrances or any interest therein or thereto by any person arising prior to the Delivery Point.

      10.4 INDEMNITY. Each Party shall indemnify, defend and hold harmless the other Party from and against any Claims arising from or out of any event, circumstance, act or incident first occurring or existing during the period when control and title to Product is vested in such Party as provided in Section
10.3. Each Party shall indemnify, defend and hold harmless the other Party against any Governmental Charges for which such Party is responsible under Article Nine.

      10.5 ASSIGNMENT. Neither Party shall assign this Agreement or its rights hereunder without the prior written consent of the other Party, which consent may be withheld in the exercise of its sole discretion; provided, however, either Party may, without the consent of the other Party (and without relieving itself from liability hereunder), (i) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements, (ii) transfer or assign this Agreement to an affiliate of such Party which affiliate's creditworthiness is equal to or higher than that of such Party, or (iii) transfer or assign this Agreement to any person or entity succeeding to all or substantially all of the assets whose creditworthiness is equal to or higher than that of such Party; provided, however, that in each such case, any such assignee shall agree in writing to be bound by the terms and conditions hereof and so long as the transferring Party delivers such tax and enforceability assurance as the non-transferring Party may reasonably request.

      10.6 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH PARTY WAIVES ITS RESPECTIVE RIGHT TO ANY JURY TRIAL WITH RESPECT TO ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT.


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      10.7 NOTICES. All notices, requests, statements or payments shall be made as specified in the Cover Sheet. Notices (other than scheduling requests) shall, unless otherwise specified herein, be in writing and may be delivered by hand delivery, United States mail, overnight courier service or facsimile. Notice by facsimile or hand delivery shall be effective at the close of business on the day actually received, if received during business hours on a Business Day, and otherwise shall be effective at the close of business on the next Business Day. Notice by overnight United States mail or courier shall be effective on the next Business Day after it was sent. A Party may change its addresses by providing notice of same in accordance herewith.

      10.8 GENERAL. This Master Agreement (including the exhibits, schedules and any written supplements hereto), the Party A Tariff, if any, the Party B Tariff, if any, any designated collateral, credit support or margin agreement or similar arrangement between the Parties and all Transactions (including any Confirmation accepted in accordance with Section 2.3) constitute the entire agreement between the Parties relating to the subject matter. Notwithstanding the foregoing, any collateral, credit support or margin agreement or similar arrangement between the Parties shall, upon designation by the Parties, be deemed part of this Agreement and shall be incorporated herein by reference. This Agreement shall be considered for all purposes as prepared through the joint efforts of the parties and shall not be construed against one party or the other as a result of the preparation, substitution, submission or other event of negotiation, drafting or execution hereof. Except to the extent herein provided for, no amendment or modification to this Master Agreement shall be enforceable unless reduced to writing and executed by both Parties. Each Party agrees if it seeks to amend any applicable wholesale power sales tariff during the term of this Agreement, such amendment will not in any way affect outstanding Transactions under this Agreement without the prior written consent of the other Party. Each Party further agrees that it will not assert, or defend itself, on the basis that any applicable tariff is inconsistent with this Agreement. This Agreement shall not impart any rights enforceable by any third party (other than a permitted successor or assignee bound to this Agreement). Waiver by a Party of any default by the other Party shall not be construed as a waiver of any other default. Any provision declared or rendered unlawful by any applicable court of law or regulatory agency or deemed unlawful because of a statutory change (individually or collectively, such events referred to as "Regulatory Event") will not otherwise affect the remaining lawful obligations that arise under this Agreement; and provided, further, that if a Regulatory Event occurs, the Parties shall use their best efforts to reform this Agreement in order to give effect to the original intention of the Parties. The term "including" when used in this Agreement shall be by way of example only and shall not be considered in any way to be in limitation. The headings used herein are for convenience and reference purposes only. All indemnity and audit rights shall survive the termination of this Agreement for twelve (12) months. This Agreement shall be binding on each Party's successors and permitted assigns.

      10.9 AUDIT. Each Party has the right, at its sole expense and during normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to this Master Agreement. If requested, a Party shall provide to the other Party statements evidencing the Quantity delivered at the Delivery Point. If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof will be made promptly and shall bear interest calculated at the Interest Rate from the date the overpayment or underpayment was made until paid; provided, however, that no adjustment for any statement or payment will be


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made unless objection to the accuracy thereof was made prior to the lapse of twelve (12) months from the rendition thereof, and thereafter any objection shall be deemed waived.

      10.10 FORWARD CONTRACT. The Parties acknowledge and agree that all Transactions constitute "forward contracts" within the meaning of the United States Bankruptcy Code.

      10.11 CONFIDENTIALITY. If the Parties have elected on the Cover Sheet to make this Section 10.11 applicable to this Master Agreement, neither Party shall disclose the terms or conditions of a Transaction under this Master Agreement to a third party (other than the Party's employees, lenders, counsel, accountants or advisors who have a need to know such information and have agreed to keep such terms confidential) except in order to comply with any applicable law, regulation, or any exchange, control area or independent system operator rule or in connection with any court or regulatory proceeding; provided, however, each Party shall, to the extent practicable, use reasonable efforts to prevent or limit the disclosure. The Parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with, this confidentiality obligation.


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